     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2001.

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               ROCK-TENN COMPANY
             (Exact name of registrant as specified in its charter)

                        GEORGIA                                                 62-0342590
            (State or other jurisdiction of                                  (I.R.S. Employer
             incorporation or organization)                                Identification No.)

                               ROCK-TENN COMPANY
                              504 THRASHER STREET
                            NORCROSS, GEORGIA 30071
                                 (770) 448-2193
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               STEVEN C. VOORHEES
                              504 THRASHER STREET
                            NORCROSS, GEORGIA 30071
                                 (770) 448-2193
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                MARY A. BERNARD                                  LUCIANA FATO
                KING & SPALDING                              DAVIS POLK & WARDWELL
          1185 AVENUE OF THE AMERICAS                        450 LEXINGTON AVENUE
           NEW YORK, NEW YORK 10036                        NEW YORK, NEW YORK 10017
                (212) 556-2100                                  (212) 450-4000

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 33-93934 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON JULY 20, 1995. THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-93934 AND SUCH POST-EFFECTIVE AMENDMENT NO. 1 SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JUNE 12, 2001

                                  $400,000,000

                               ROCK-TENN COMPANY

                                DEBT SECURITIES

                             ---------------------

     We may offer from time to time up to $400,000,000 of debt securities. We will provide the specific terms of these debt securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                             ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ---------------------

                THE DATE OF THIS PROSPECTUS IS           , 2001

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell debt securities in one or more offerings up to a total dollar amount of $400,000,000. This prospectus provides you with a general description of the debt securities. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where you Can Find More Information." We may only use this prospectus to sell debt securities if it is accompanied by a prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611-2511. You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our filings from the New York Stock Exchange, you should call 212-656-5080.

     The SEC allows us to "incorporate by reference" into this prospectus the information that we file with them, which means that we disclose important information to you by referring to such documents. The information incorporated by reference is an important part of this prospectus and the accompanying prospectus supplement and any information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any further filings that we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the debt securities offered by this prospectus:

     - Annual Report on Form 10-K for the year ended September 30, 2000,

     - Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, and

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or calling us at the following address:

     Rock-Tenn Company
     504 Thrasher Street
     Norcross, Georgia 30071
     (770) 448-2193
     Attention: Gwen Pinkerton
                Investor Relations

     We have also filed a registration statement with the SEC relating to the debt securities. This prospectus is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the debt securities. The registration statement may contain additional information that may be important to you.

     You should rely only on the information contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are only offering these debt securities in states where the offer is permitted. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the dates on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements. We may also make forward-looking statements in reports filed with the SEC that we incorporate by reference in this prospectus as well as the accompanying prospectus supplement. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "plans," "estimates" or similar expressions. These statements are based on beliefs and assumptions of our management, and on information currently available to our management.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

     - increases in the cost, or reduction in the availability, of raw materials, such as recovered paper, virgin paperboard, containerboard and natural gas;

     - fluctuations in our selling prices;

     - the level of competition in our markets;

     - the introduction of new products by our competitors or the obsolescence of our products;

     - possible plant closures and consolidations;

     - our ability to identify, complete or integrate acquisitions;

     - the need for capital expenditures;

     - the potential loss of customers;

     - changes in generally accepted accounting principles;

     - adverse changes in, and the cost of complying with, governmental regulations, particularly environmental regulations; and

     - adverse changes in the packaging products and paperboard industries or the U.S. economy generally.

     We believe that our forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                               ROCK-TENN COMPANY

     We are a leading converter of recycled and virgin paperboard and a leading manufacturer of recycled clay-coated and specialty paperboard. Our paperboard converting businesses manufacture folding cartons, laminated paperboard products, solid fiber partitions, corrugated packaging and corrugated sheet stock. We also produce corrugating medium and plastic packaging and other products, as well as collect and sell recycled fiber. We currently operate 66 converting operations, 12 paperboard mills and one distribution facility. These facilities are located in 24 states, Canada, Mexico and Chile.

     We are incorporated under the laws of the State of Georgia. Our principal executive offices are located at 504 Thrasher Street, Norcross, Georgia 30071, and our telephone number is 770-448-2193. Unless the context otherwise requires, all references to "us", "we", "our" or our "company" mean Rock-Tenn Company and its consolidated subsidiaries.

                                USE OF PROCEEDS

     Unless the accompanying prospectus supplement states otherwise, we will use the net proceeds from the sale of any debt securities for general corporate purposes. These purposes may include the following:

     - satisfaction of working capital requirements;

     - repayment of long-term debt or short-term debt;

     - redemption or repurchase of shares of our outstanding class A or class B common stock;

     - investments in, or extensions of credit to, our subsidiaries; and

     - possible acquisitions.

     Until we use the net proceeds we may temporarily invest the net proceeds in short-term marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows our ratio of earnings to fixed charges, which includes our subsidiaries, on a consolidated basis. We have computed the ratio of earnings to fixed charges by dividing our earnings by our fixed charges. For purposes of calculating this ratio,

     - "earnings" include pretax income from continuing operations plus fixed charges adjusted for capitalized interest, and

     - "fixed charges" include interest on debt, whether expensed or capitalized, amortization of debt expense and the interest portion of rental expense on operating leases.

     For purposes of calculating the ratio of earnings to fixed charges, excluding plant closing costs, "earnings" include

     - pretax income from operations plus

     - fixed charges adjusted for capitalized interest plus

     - plant closing costs, which consist primarily of severance, machinery relocation, asset write-downs and other one time costs.

                                                                                   SIX MONTHS
                                                                                      ENDED
                                            FISCAL YEAR ENDED SEPTEMBER 30,         MARCH 31,
                                         -------------------------------------    -------------
                                         1996    1997    1998    1999    2000     2000     2001
                                         ----    ----    ----    ----    -----    -----    ----
Ratio of earnings to fixed charges...    7.20    2.20    2.90    2.98     0.88    (0.15)   1.96
Ratio of earnings to fixed charges,
  excluding plant closing costs......    7.47    2.73    2.95    3.17     2.51     2.80    2.18

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities, which include debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time, will be issued under an indenture, dated as of July 31, 1995, between us and SunTrust Bank, as trustee.

     We have summarized the material provisions of the indenture below. The summary is not complete. We have filed the indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meaning specified in the indenture. You can obtain a copy of the indenture by following the directions under the caption "Where You Can Find More Information."

GENERAL

     The indenture does not limit the aggregate principal amount of debt securities which we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of debt securities outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. The indenture also does not limit our ability to incur other unsecured debt and does not contain financial or similar restrictive covenants.

     A prospectus supplement relating to a series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the debt securities;

     - any limit on the aggregate principal amount of the debt securities;

     - the maturity date or dates of the debt securities;

     - the price or prices, expressed as a percentage of the aggregate principal amount, at which the debt securities will be issued;

     - the rate or rates at which the debt securities will bear interest, if any, or the method for determining such rate or rates, if any;

     - the date or dates from which interest will accrue;

     - the date or dates on which interest will be payable and the related record dates;

     - the person to whom any interest on the debt securities shall be payable, if other than the person in whose name such debt security is registered at the close of business on the record date for such interest payment;

     - the place or places where the principal of, premium, if any, and interest on the debt securities will be payable if other than as stated in this prospectus;

     - any redemption dates, prices, rights, obligations and restrictions on the debt securities;

     - any mandatory or optional sinking fund, purchase fund or analogous provisions;

     - the denominations in which the debt securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

     - the currency or currency unit in which principal, premiums, if any, and interest will be paid if other than U.S. dollars;

     - any index used to determine the amount of payments of principal, premiums, if any, and interest;

     - if payments of principal, premium, if any, and interest on any debt securities is payable, at our election or the election of any holder, in currency or currency units other than those in which the debt securities are stated to be payable, the terms and conditions upon which such election may be made;

     - the portion of the principal amount of the debt securities payable upon acceleration of maturity if other than the principal amount;

     - whether the defeasance provisions summarized below will apply to the debt securities;

     - whether we will issue the debt securities in permanent global form and the circumstances under which such permanent global debt securities may be exchanged;

     - any special tax implications of the debt securities;

     - any deletions from, changes in, or additions to the events of default or covenants specified in the indenture; and

     - any other terms of the debt securities not specified in this prospectus which are not inconsistent with the indenture. (Section 301).

     We may issue debt securities at a substantial discount from their stated principal amount. We refer to these securities as original issue discount securities, which means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon acceleration of maturity following the occurrence and continuation of an event of default. We will describe the federal income tax consequences and other special considerations applicable to any original issue discount securities in the applicable prospectus supplement.

PAYMENT; TRANSFER

     Unless the applicable prospectus supplement states otherwise, the principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at the corporate trust office of the trustee and at any other office or agency maintained by us for such purpose. (Sections 301, 305 and 1002). The debt securities will be issued only in fully registered form without coupons. (Section 302). No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with such registration or transfer. (Section 305).

RANKING

     The debt securities will be our direct unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt.

CERTAIN COVENANTS

  Restrictions on Liens

     Under the indenture we have agreed that we will not, and we will not permit any of our subsidiaries to, incur, issue, assume or guarantee any Debt secured by a Mortgage on any of our or our subsidiaries' Principal Property or any shares of Capital Stock or Debt of any subsidiary, without securing, equally and ratably with or prior to such secured Debt, the debt securities of each series then outstanding for so long as such secured Debt is so secured. This restriction will not, however, apply to:

          (1) Mortgages existing at the date of the indenture;

          (2) Mortgages on Principal Property, shares of Capital Stock or Debt of any corporation at the time the corporation becomes our subsidiary;

          (3) Mortgages on Principal Property or shares of Capital Stock existing at the time of the acquisition of such Principal Property or Capital Stock by us or our subsidiary;

          (4) Mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of Principal Property or Capital Stock by us or our subsidiary, or to secure any Debt or obligation incurred by us or our subsidiary, prior to, at the time of, or within 180 days after, the later of the acquisition or completion of construction, including any improvements on an existing property, which Debt or obligation is incurred for the purpose of financing all or any part of the purchase, construction or improvement of such Principal Property;

          (5) Mortgages securing any Debt or obligation of any of our subsidiaries owing to us or to another subsidiary;

          (6) Mortgages on property or assets of a corporation existing at the time the corporation is merged into or consolidated with us or our subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or our subsidiary;

          (7) Mortgages on property or assets of a person existing at the time we merge into or consolidate with this person or at the time of a sale, lease or other disposition of our properties as an entirety or substantially as an entirety to this person;

          (8) Mortgages on our or our subsidiaries' property or assets in favor of the United States or any State thereof or any department, agency or instrumentality or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure partial progress, advance or other payments pursuant to any contract, statute, rule or regulation;

          (9) Mortgages on our or our subsidiaries' property or assets securing Debt or other obligations issued by the United States or any State thereof or any department, agency or instrumentality or political subdivision thereof, or by any other country or any political subdivision thereof, for the purpose of financing all or any part of the purchase price of or, in the case of real property, the cost of construction on or improvement of, any property or assets subject to such Mortgages;

          (10) Mortgages under worker's compensation laws or similar legislation and Mortgages or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which we or any of our subsidiaries is a party, or to secure our or our subsidiaries' public or statutory obligations, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which we or our subsidiaries are a party;

          (11) Mortgages created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Mortgages arising out of judgments or awards against us or our subsidiaries with respect to which we or our subsidiaries are in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; Mortgages relating to final unappealable judgment liens which are satisfied within 15 days of the date of judgment or Mortgages incurred by us or any of our subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or proceeding to which we or our subsidiaries is a party;

          (12) Mortgages for taxes or assessments or governmental charges or levies not yet delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; Mortgages comprising landlord's liens or liens of carriers, warehouseman, mechanics and materialman incurred in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate proceedings; and any other Mortgages incidental to the conduct of our or our subsidiaries' business or the ownership of our respective property or assets not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of our board of directors, materially impair the use or value of such property or assets;

          (13) any extension, renewal or replacement, or successive extensions, renewals or replacements, as a whole or in part, of any Mortgages referred to in the foregoing paragraphs (1) to (12) inclusive; provided that the principal amount of the Debt being extended, renewed or replaced is not increased and such extension, renewal or replacement, in the case of Debt secured by a Mortgage, shall be limited to all or a part of the same property, shares of Capital Stock or Debt that secured the Mortgage extended, renewed or replaced plus improvements on such property; and

          (14) Mortgages not permitted by paragraphs (1) through (13) above if at the time of and after giving effect to the creation or assumption of any such Mortgage, the aggregate amount of all of our and our subsidiaries' Debt secured by such Mortgages not so permitted by paragraphs (1) through
     (13) above together with the Attributable Debt in respect of sale and lease-back transactions permitted by the indenture does not exceed 10% of Consolidated Net Tangible Assets. (Section 1005).

  Restrictions on Sale and Lease-Back Transactions

     Under the indenture, so long as any debt securities are outstanding, we have agreed that we will not, and will not permit any of our subsidiaries to, enter into any sale and lease-back transaction unless:

          (1) we or such subsidiary would, at the time of entering into such sale and lease-back transaction, be entitled to incur Debt secured by a Mortgage on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such sale and lease-back transaction without equally and ratably securing the debt securities of each series then outstanding;

          (2) the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to their fair value, as determined by our board of directors, and an amount equal to the net proceeds from the sale of the Principal Property is applied, within 180 days of the sale and lease-back transaction:

           - to the purchase or acquisition of, or, in the case of real property, the commencement of construction on or improvement of, property or assets, or

           - to the retirement or repayment, other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision of:

                  (A) securities or Funded Debt ranking equally with or senior to the debt securities or Funded Debt of our consolidated subsidiaries, or

                  (B) Debt incurred by us or our subsidiaries within 180 days prior to the effective date of any such sale and lease-back transaction that:

                     - was used solely to finance the acquisition of the
                       Principal Property that is the subject of such sale and leaseback transaction and

                     - is secured by a mortgage on the Principal Property that
                       is the subject of such sale and lease-back transaction;
                       or

          (3) the lease in the sale and lease-back transaction secures or relates to Debt or other obligations issued by the United States or any State thereof or any department, agency or instrumentality or political subdivision thereof, or by any other country or any political subdivision thereof, for the purpose of financing all or any part of the purchase price of or, in the case of real property, the cost of construction on or improvement of any property or assets subject to such leases. (Section
     1006).

  Certain Definitions

     "Attributable Debt" means, as to any particular lease under which any person is at the time liable, at the date of determination, the total net amount of rent required to be paid by such person under the lease during the remaining term (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to the date of determination at the rate of interest per annum implicit in the terms of the lease, as determined in good faith by us, compounded annually. The net amount of rent required to be paid under the lease for any such period will be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, reconstruction insurance, taxes, assessments, water rates and similar charges and contingent rents. In the case of any lease terminable by the lessee upon the payment of a penalty, the net amount shall also include the amount of such penalty, but no rent will be considered as required to be paid under the lease subsequent to the first date upon which it may be so terminated.

     "Capital Stock" as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock is limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

     "Consolidated Net Tangible Assets" means, on the date of determination, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting:

          (1) all current liabilities, and

          (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as set forth on our and our consolidated subsidiaries' most recent quarterly balance sheet and computed in accordance with generally accepted accounting principles.

     "Debt" means loans, notes, bonds, indentures or other similar evidences of indebtedness for money borrowed. (Section 1005).

     "Funded Debt" means, on the date of determination, any indebtedness for money borrowed maturing by its terms more than 12 months from such date, including any indebtedness renewable or extendible at the option of the borrower to a date later than 12 months from such date of determination.

     "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

     "Principal Property" means any manufacturing plant or manufacturing facility:

          (1) owned by us or any of our subsidiaries,

          (2) located in the continental United States, and

          (3) the gross book value of which, on the date of determination, exceeds 2% of Consolidated Net Tangible Assets,

except any plant or facility which, in the opinion of our board of directors as evidenced by a board resolution, is not of material importance to our and our subsidiaries' business taken as a whole. (Section 101, except as noted above).

EVENTS OF DEFAULT

     Definition. The indenture defines an event of default with respect to debt securities of any series as any one of the following events:

          (1) failure to pay any interest on any debt security of that series when due and payable, continued for 30 days;

          (2) failure to pay principal of, or premium, if any, on any debt security of that series when due and payable;

          (3) failure to deposit any sinking fund payment when due in respect of any debt security of that series;

          (4) failure to perform any other covenant in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

          (5) failure to pay indebtedness in a principal amount in excess of $15 million at final maturity, after the expiration of any applicable grace period, or upon acceleration without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 15 days after notice to us specifying such default and requiring us to cause the indebtedness to be discharged or such acceleration to be rescinded or annulled;

          (6) certain events of bankruptcy, insolvency or reorganization involving us or one of our subsidiaries; or

          (7) any other event of default provided with respect to debt securities of that series. (Section 501).

     Remedies. If any event of default with respect to the debt securities of any series at any time outstanding occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502).

     Under the indenture, the trustee must, within 90 days after the occurrence of a default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of the default known to it (the term "default" to mean the events specified above without notice or grace periods). Except in the case of a default in the payment of principal, premium, if any, or interest on any of the debt securities of such series, the trustee will be protected in withholding notice if it in good faith determines the withholding of notice is in the interests of the holders of the debt securities of such series. (Section 602).

     Obligation of the Trustee. The indenture provides that, subject to the duty of the trustee during a default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee indemnity reasonably satisfactory to it. (Sections 601, 603). Subject to such provisions for the indemnification of the trustee and to certain other conditions, the holders of at least a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (Section 512).

     No holder of any series of debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:

     - such holder shall have previously given to the trustee a written notice of a continuing event of default;

     - the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee;

     - the trustee has not received inconsistent direction from the holders of a majority in principal amount of outstanding debt securities of that series; and

     - the trustee has failed to institute the requested proceeding within 60 days. (Section 507).

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of, premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security. (Section 508).

     Under the indenture, we must furnish to the trustee each year a statement regarding our performance of certain of our obligations under the indenture and as to any default in such performance. (Section 1004).

MODIFICATION AND WAIVER

     We and the trustee may modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment. However, we may not, without the consent of the holder of each debt security affected:

     - change the maturity date of the principal of, or interest on, any debt security;

     - reduce the principal amount of, or premium, if any, or rate of interest on any debt security;

     - reduce the amount payable upon acceleration of maturity of an original issue discount security;

     - adversely affect the right of repayment at the option of a holder of any debt security;

     - change the place or currency of payment of principal of, premium, if any, or interest on, any debt security;

     - impair the right to institute suit for the enforcement of any payment on any debt security;

     - reduce the percentage of the principal amount of outstanding debt securities of any series required to modify or amend the indenture or to waive compliance with certain provisions of the indenture or to waive defaults; or

     - modify any of the provisions described in the foregoing bullets or set forth in certain other sections of the indenture, except to increase any such percentage or to limit the ability of holders to modify or waive certain other provisions of the indenture. (Section 902).

     We and the trustee may also modify and amend the indenture without the consent of the holders in specified circumstances. (Section 901).

     The holders of at least a majority in principal amount of the outstanding debt securities of each series may, on behalf of all holders of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture. (Section 1007). The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except:

     - a default in the payment of principal of, premium, if any, or interest on any debt security of such series; and

     - a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected by the modification or amendment. (Section 513).

     The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder, the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof. (Section 101).

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person and may not permit any person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless:

     - the successor or purchaser is a corporation, partnership or trust organized under the laws of the United States or any State thereof or the District of Columbia;

     - the successor or purchaser expressly assumes our obligations on the debt securities under a supplemental indenture and the performance or observance of every covenant of the indenture to be performed by us;

     - immediately after giving effect to the transaction and treating any indebtedness which becomes our or any of our subsidiaries' obligation as a result of such transaction as having been incurred by us or our subsidiaries at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing;

     - if as a result of such transaction our properties or assets could become subject to a mortgage not permitted by the indenture, we or such successor person, as the case may be, take such steps as shall be necessary to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

     - we have delivered to the trustee an officer's certificate and an opinion of counsel stating compliance with these provisions. (Section 801).

DEFEASANCE AND COVENANT DEFEASANCE

     Unless otherwise indicated in the applicable prospectus supplement, at our option, we:

          (1) will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, replace stolen, lost or mutilated debt securities of such series, maintain paying agencies and hold moneys for payment in trust); or

          (2) will need not comply with certain restrictive covenants of the indenture, including those described under "Certain Covenants" and "Consolidation, Merger and Sale of Assets" and the occurrence of an event described in paragraph (4) under "Events of Default" shall no longer be an event of default, in each case, if we deposit, in trust, with the trustee money and/or U.S. government obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay all the principal of, premium, if any, and interest on the outstanding debt securities of such series and any mandatory sinking fund payments or analogous payments on the dates such payments are due in accordance with the terms of the outstanding debt securities of such series and the indenture.

Such a trust may only be established if, among other things,

     - no event of default or event which with the giving of notice or lapse of time or both would become an event of default under the indenture shall have occurred and be continuing on the date of such deposit; and

     - we deliver an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax in the same manner as if such defeasance had not occurred.

     In the event we fail to comply with our remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under paragraph (2) above and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. However, we will remain liable with respect to such payments. (Article 13).

GOVERNING LAW

     The indenture is and the debt securities will be governed by and construed in accordance with the laws of the State of New York. (Section 112).

CONCERNING THE TRUSTEE

     SunTrust Bank is the trustee under the indenture.

BOOK-ENTRY DEBT SECURITIES

     The debt securities may be issued in the form of one or more global book-entry debt securities that will be deposited with, or on behalf of, a depositary or its nominees. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a book-entry security may not be registered for transfer or exchange except as a whole by the depositary for such book entry security to a nominee of such depositary and except in any other circumstances described in the applicable prospectus supplement. (Sections 204 and 305).

     Upon the issuance of a book-entry security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such book-entry security to the accounts of persons that have accounts with such depositary, which we refer to as participants. Such accounts shall be designated by the agents, underwriters or dealers with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the depositary's system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as indirect participants. Persons who are not participants may beneficially own interests in book-entry securities held by the depositary only through participants or indirect participants.

     Ownership of beneficial interests in any book-entry security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee, with respect to interests of participants, and on the records of participants, with respect to interests of indirect participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws, as well as the limits on participation in the depositary's book-entry system, may impair the ability to transfer beneficial interests in a book-entry security.

     So long as the depositary or its nominee is the registered owner of a book-entry security, such depositary or such nominee will be considered the sole owner or holder of the debt securities represented by such book-entry security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a book-entry security will not be entitled to have debt securities of the series represented by such book-entry security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.

     Payments of principal of, premium, if any, and interest on debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the book-entry securities representing such debt securities. We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the book-entry security for such debt securities, as shown on the records of the depositary or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in such book-entry security held through such persons will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name," and will be the responsibility of such participants and indirect participants. Neither we, the trustee, any authenticating agent, any paying agent nor the securities registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308).

     If the depositary is at any time unwilling, unable or ineligible to continue as depositary, we have agreed to appoint a successor depositary. If such a successor is not appointed by us within 90 days, we will issue debt securities of such series in definitive form in exchange for the book-entry security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by a book-entry security and, in such event, will issue debt securities of such series in definitive form in exchange for the book-entry security representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a book-entry security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such book-entry security, receive debt securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a book-entry security will be entitled to physical delivery in definitive form of debt securities of the series represented by such book-entry security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. (Section 305).

     The depositary has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17(A) of the Securities Exchange Act of 1934. The depositary was created to hold securities of its participants and indirect participants and to facilitate the clearance and settlement of securities transactions among these participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

                              PLAN OF DISTRIBUTION

     We may sell debt securities:

     - through underwriters or dealers;

     - through agents; or

     - directly to one or more purchasers.

     The distribution of the debt securities may be effected from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed from time to time;

     - at market prices prevailing at the time of sale; or

     - at prices related to such prevailing market prices, or at negotiated prices.

     For each series of debt securities, the applicable prospectus supplement will set forth the terms of the offering including:

     - the initial public offering price;

     - the names of any underwriters, dealers or agents;

     - the purchase price of the debt securities;

     - our proceeds from the sale of the debt securities and the intended use of these proceeds;

     - any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

     - any discounts or concessions allowed or reallowed or repaid to dealers;
       and

     - the securities exchanges on which the debt securities will be listed, if any.

     If we use underwriters in the sale, they will buy the debt securities for their own account. The underwriters may then resell the debt securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities offered if they purchase any debt securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the debt securities in accordance with applicable law.

     If we use dealers in the sale, we will sell debt securities to such dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by such dealers at the time of sale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents will be involved. We are not making an offer of debt securities in any state that does not permit such an offer.

     Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions, or profit they receive when they resell the debt securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

     We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the debt securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

     The debt securities will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the debt securities on any exchange. It has not presently been established whether the underwriters, if any, of the debt securities will make a market in the debt securities. If the underwriters make a market in the debt securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.

     Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                          VALIDITY OF DEBT SECURITIES

     Certain legal matters with respect to the debt securities will be passed upon for us by Robert B. McIntosh, General Counsel, and by King & Spalding, and for any agents, underwriters or dealers by Davis Polk & Wardwell. As of June 5, 2001, Mr. McIntosh owns or has options to purchase 76,400 shares of our class A common stock.

                                    EXPERTS

     The consolidated financial statements of Rock-Tenn Company incorporated by reference in Rock-Tenn Company's Annual Report (Form 10-K) for the year ended September 30, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALES PERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL ONLY THE SECURITIES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                   PROSPECTUS


                                        PAGE
                                        ----
About this Prospectus.................    2
Where You Can Find More Information...    2
Forward-Looking Statements............    3
Rock-Tenn Company.....................    3
Use of Proceeds.......................    4
Ratio of Earnings to Fixed Charges....    4
Description of Debt Securities........    5
Plan of Distribution..................   14
Validity of Debt Securities...........   15
Experts...............................   16


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                               ROCK-TENN COMPANY
                                  $400,000,000

                                DEBT SECURITIES
                            ------------------------

                                   PROSPECTUS

                                          , 2001

                            ------------------------
------------------------------------------------------
------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses in connection with the issuance and distribution of the debt securities being registered, other than underwriting compensation, are as follows:

SEC registration fee........................................  $ 50,000
Rating agency fees..........................................   100,000
Legal fees and expenses.....................................    75,000
Accounting fees and expenses................................    50,000
Printing and engraving expenses.............................    50,000
Trustee's fees and expenses.................................    25,000
Miscellaneous expenses......................................    25,000
                                                              --------
          Total.............................................  $375,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation's Restated and Amended Articles of Incorporation eliminate, to the fullest extent permitted by applicable law, the personal liability of directors to the Corporation or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Corporation as a director. The Georgia Business Corporation Code currently provides that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transactions from which the director received an improper personal benefit.

     Under Article VI of the Corporation's Bylaws and certain agreements entered into by the Corporation and its directors, the Corporation is required to indemnify its directors, officers, employees or agents against the obligation to pay any judgment, settlement, penalty or fine, and against expenses (including attorneys' fees and expenses), incurred in connection with any action, suit or proceeding brought against such person because he was a director, officer, employee or agent of the Corporation, without regard to any limitations in the Georgia Business Corporation Code; provided, however, that the Corporation shall have no obligation to indemnify any such person in connection with any such proceeding if such person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation (a) for any appropriation, in violation of such person's duties, of any business opportunity of the Corporation, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transactions from which such person received an improper personal benefit. The Corporation's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

     The Corporation's directors and executive officers are insured against damages from actions and claims incurred in the course of their duties, and the Corporation is insured against expenses incurred in defending lawsuits arising from such alleged acts of its directors and executive officers.

     The Corporation has entered into indemnification agreements with each of its directors. These indemnification agreements require, among other things, that the Corporation indemnify its directors to the fullest extent permitted by law, and advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Corporation must also indemnify in advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements.

     Section 7 of the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement also contains certain provisions pursuant to which certain officers, directors and controlling persons of the Corporation may be entitled to be indemnified by the underwriters named therein.

ITEM 16.  EXHIBITS


  1.1  --   Form of Underwriting Agreement (incorporated by reference to
            Exhibit 1.1 of the Corporation's Registration Statement on
            Form S-3 filed with the Securities Exchange Commission on
            June 26, 1995 (File No. 33-93934)).
  4.1  --   Form of Indenture between Rock-Tenn Company and SunTrust
            Bank, as successor trustee to Trust Company Bank
            (incorporated by reference to Exhibit 4.1 of the
            Corporation's Registration Statement on Form S-3 filed with the Securities Exchange Commission on June 26, 1995 (File
            No. 33-93934)).
  5.1  --   Opinion of King & Spalding.*
 12.1  --   Statement setting forth computation of ratio of earnings to fixed charges.*
 23.1  --   Consent of Ernst & Young LLP.*
 23.2  --   Consent of King & Spalding.*
 25.1  --   Statement of Eligibility of SunTrust Bank, as trustee on
            Form T-1.


---------------


* Previously filed.


ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set in the "Calculation of Registration Fee" Table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Rock-Tenn Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on the 12th day of June, 2001.

                                          ROCK-TENN COMPANY

                                          By:     /s/ JAMES A. RUBRIGHT
                                            ------------------------------------
                                              James A. Rubright
                                              Chairman of the Board
                                              and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of June, 2001.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ JAMES A. RUBRIGHT                  Director, Chairman of the Board and
-----------------------------------------------------  Chief Executive Officer (Principal
                  James A. Rubright                    Executive Officer)

               /s/ STEVEN C. VOORHEES                  Executive Vice President and Chief
-----------------------------------------------------  Financial Officer (Principal
                 Steven C. Voorhees                    Financial and Accounting Officer)

                          *                            Director
-----------------------------------------------------
                 Stephen G. Anderson

                          *                            Director
-----------------------------------------------------
                   J. Hyatt Brown

                          *                            Director
-----------------------------------------------------
                 Bradley Currey, Jr.

                                                       Director
-----------------------------------------------------
                  Robert B. Currey

                          *                            Director
-----------------------------------------------------
                  G. Stephen Felker

                          *                            Director
-----------------------------------------------------
               L. L. Gellerstedt, III

                          *                            Director
-----------------------------------------------------
                   John D. Hopkins

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Director
-----------------------------------------------------
                  Lou Brown Jewell

                          *                            Director
-----------------------------------------------------
                  James W. Johnson

                          *                            Director
-----------------------------------------------------
                  Charles R. Sexton

                          *                            Director
-----------------------------------------------------
                   John W. Spiegel


*By:     /s/ STEVEN C. VOORHEES

     ---------------------------------

            Steven C. Voorhees


             Attorney-in-Fact